UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

Biogen Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142

(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value	BIIB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 20, 2024, Biogen Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved and adopted a Certificate of Amendment (the “Certificate of Amendment”) of the Company’s Amended and Restated Certificate of Incorporation, as amended, to allow for exculpation of certain Company officers to the extent permitted by Delaware law. On June 20, 2024, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware.

The Certificate of Amendment had previously been approved, subject to stockholder approval, by the Company’s Board of Directors.

A description of the Certificate of Amendment is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 26, 2024 (the “Proxy Statement”) in the section entitled “Proposal 4 – Approve an Amendment to Biogen’s Amended and Restated Certificate of Incorporation, as amended, to Add Officer Exculpation Provision,” which description is incorporated herein by reference. The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 20, 2024, the Company held its Annual Meeting. The final voting results for the Annual Meeting are as follows:

1.

Stockholders elected nine nominees to the Board of Directors to serve for a one-year term extending until the 2025 annual meeting of stockholders and their successors are duly elected and qualified, with the votes cast as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Caroline D. Dorsa	87,883,981	31,591,984	84,665	9,672,399

Maria C. Freire	100,691,870	18,771,139	97,621	9,672,399

William A. Hawkins	95,931,549	23,539,595	89,486	9,672,399

Susan K. Langer	92,603,948	26,870,919	85,763	9,672,399

Jesus B. Mantas	99,615,562	19,856,501	88,567	9,672,399

Monish Patolawala	119,078,211	388,227	94,192	9,672,399

Eric K. Rowinsky	96,514,372	22,954,348	91,910	9,672,399

Stephen A. Sherwin	101,152,837	18,318,068	89,725	9,672,399

Christopher A. Viehbacher	118,593,483	886,743	80,404	9,672,399

2.

Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
123,728,418	5,348,316	156,295	—

3.	Stockholders approved the advisory vote on executive compensation, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
114,367,799	5,054,473	138,358	9,672,399

4.	Stockholders approved the amendment to Biogen’s Amended and Restated Certificate of Incorporation, as amended, to add an officer exculpation provision, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
103,146,578	16,274,796	139,256	9,672,399

5.	Stockholders approved the adoption of the Biogen Inc. 2024 Omnibus Equity Plan, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,726,169	6,693,956	140,505	9,672,399

6.	Stockholders approved the adoption of the Biogen Inc. 2024 Employee Stock Purchase Plan, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
119,064,435	413,475	82,720	9,672,399

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed below are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Certificate of Amendment of Biogen Inc.’s Amended and Restated Certificate of Incorporation, as amended.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Inc.

By:	/s/ Wendell Taylor
Wendell Taylor
Secretary

Date: June 25, 2024

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